Exhibit 99.1

Steve Madden Announces Second Quarter 2025 Results

LONG ISLAND CITY, N.Y., July 30, 2025 – Steven Madden, Ltd. (Nasdaq: SHOO), a leading designer and marketer of fashion-forward footwear, accessories and apparel, today announced financial results for the second quarter ended June 30, 2025.

Amounts referred to as “Adjusted” are non-GAAP measures that exclude the items defined as “Non-GAAP Adjustments” in the “Non-GAAP Reconciliation” section.

Second Quarter 2025 Results

●	Revenue increased 6.8% to $559.0 million, compared to $523.6 million in the same period of 2024.
●	Gross profit as a percentage of revenue was 40.4%, compared to 41.5% in the same period of 2024. Adjusted gross profit as a percentage of revenue was 41.9% in the second quarter of 2025.
●	Operating expenses as a percentage of revenue were 47.2%, compared to 31.3% in the same period of 2024. Adjusted operating expenses as a percentage of revenue were 37.9%, compared to 31.1% in the same period of 2024.
●	Loss from operations totaled ($40.3) million, or (7.2%) of revenue, compared to income from operations of $46.9 million, or 9.0% of revenue, in the same period of 2024. Adjusted income from operations totaled $22.6 million, or 4.0% of revenue, compared to Adjusted income from operations of $54.5 million, or 10.4% of revenue, in the same period of 2024.
●	Net loss attributable to Steven Madden, Ltd. was ($39.5) million, or ($0.56) per diluted share, compared to net income attributable to Steven Madden, Ltd. of $35.4 million, or $0.49 per diluted share, in the same period of 2024. Adjusted net income attributable to Steven Madden, Ltd. was $13.9 million, or $0.20 per diluted share, compared to Adjusted net income attributable to Steven Madden, Ltd. of $41.2 million, or $0.57 per diluted share, in the same period of 2024.

Edward Rosenfeld, Chairman and Chief Executive Officer, commented, “As anticipated, the second quarter was challenging, driven largely by the impact of new tariffs on goods imported into the United States. Our team continues to act with agility to mitigate near-term impacts while remaining focused on positioning the company for long-term growth by executing our strategy to deepen consumer connections through the combination of compelling product and effective marketing. The integration of Kurt Geiger is proceeding smoothly, and we are more confident than ever in its potential to be a significant driver of growth for the company in the years ahead. While tariffs have created near-term pressure and added uncertainty, we believe our key strengths — powerful brands, a robust balance sheet and a proven business model — position us well to navigate the current environment and deliver sustainable growth over time.”

Second Quarter 2025 Channel Results

Revenue for the wholesale business was $360.6 million, a 6.4% decrease compared to the second quarter of 2024. Excluding the newly acquired Kurt Geiger, wholesale revenue declined 12.8%. Wholesale footwear revenue decreased 7.1%, or 11.7% excluding Kurt Geiger. Wholesale accessories/apparel revenue decreased 5.3%, or 14.6% excluding Kurt Geiger. Gross profit as a percentage of wholesale revenue was 30.0%, compared to 33.1% in the second quarter of 2024. Adjusted gross profit as a percentage of wholesale revenue was 30.9%, compared to 33.1% in the second quarter of 2024, as a result of the impact of new tariffs on goods imported into the United States.

Direct-to-consumer revenue was $195.5 million, a 43.3% increase compared to the second quarter of 2024. Excluding Kurt Geiger, direct-to-consumer revenue decreased 3.0%, with declines in both brick-and-mortar and e-commerce channels. Gross profit as a percentage of direct-to-consumer revenue was 58.7%, compared to 64.3% in the second quarter of 2024. Adjusted Gross profit as a percentage of direct-to-consumer revenue was 61.3%, compared to 64.3% in the second quarter of 2024, driven primarily by the addition of the Kurt Geiger concessions business and the impact of new tariffs on goods imported into the United States.

The company ended the quarter with 392 company-operated brick-and-mortar retail stores, including 98 outlets, as well as seven e-commerce websites and 130 company-operated concessions in international markets. This includes 73 company-operated brick-and-mortar retail stores, including 27 outlets, as well as two e-commerce websites and 72 concessions related to Kurt Geiger.

Balance Sheet and Cash Flow Highlights

As of June 30, 2025, total debt outstanding was $293.5 million, and cash, cash equivalents and short-term investments were $111.9 million, for net debt of $181.6 million.

During the second quarter of 2025, the company did not repurchase any shares of its common stock in the open market.

Quarterly Cash Dividend

The company’s Board of Directors approved a quarterly cash dividend of $0.21 per share. The dividend is payable on September 23, 2025 to stockholders of record as of the close of business on September 12, 2025.

2025 Outlook

Due to continued macroeconomic uncertainty related to the impact of new tariffs on goods imported into the United States, the company is not providing 2025 financial guidance at this time.

Conference Call Information

Interested stockholders are invited to listen to the conference call scheduled for today, July 30, 2025, at 8:30 a.m. Eastern Time, which will include a discussion of the company’s second quarter 2025 earnings results. The call will be webcast live on the company’s website at https://investor.stevemadden.com. A webcast replay of the conference call will be available on the company’s website or via the following webcast link https://edge.media-server.com/mmc/p/7ngfthjs beginning today at approximately 10:00 a.m. Eastern Time.

About Steve Madden

Steve Madden designs, sources and markets fashion-forward footwear, accessories and apparel. In addition to marketing products under its own brands including Steve Madden®, Kurt Geiger London®, Dolce Vita®, Betsey Johnson®, Carvela®, Blondo® and ATM®, Steve Madden licenses footwear, handbags and other accessory categories for the Anne Klein® brand. Steve Madden also designs and sources products under private label brand names for various retailers. Steve Madden’s wholesale distribution includes department stores, mass merchants, off-price retailers, shoe chains, online retailers, national chains, specialty retailers and independent stores. Steve Madden also directly operates brick-and-mortar retail stores and e-commerce websites. In addition, Steve Madden licenses certain of its brands to third parties for the marketing and sale of certain products in the apparel, accessory and home categories.

Safe Harbor Statement Under the U.S. Private Securities Litigation Reform Act of 1995

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, among others, statements regarding revenue and earnings guidance, plans, strategies, objectives, expectations and intentions. Forward-looking statements can be identified by words such as: “may”, “will”, “expect”, “believe”, “should”, “anticipate”, “project”, “predict”, “plan”, “intend”, “estimate”, or “confident” and similar expressions or the negative of these expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they represent the company’s current beliefs, expectations, and assumptions regarding anticipated events and trends affecting its business and industry based on information available as of the time such statements are made. Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which may be outside of the company’s control. The company’s actual results and financial condition may differ materially from those indicated in these forward-looking statements. The company does not undertake, and disclaims, any obligation to publicly update any forward-looking statement, including, without limitation, any guidance regarding revenue or earnings, whether as a result of new information, future developments, or otherwise.

STEVEN MADDEN, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024

Net sales	$556,090	$521,709	$1,107,472	$1,072,276
Licensing fee income	2,910	1,844	5,062	3,658
Total revenue	559,000	523,553	1,112,534	1,075,934
Cost of sales	332,973	306,424	660,240	633,990
Gross profit	226,027	217,129	452,294	441,944
Operating expenses	263,865	163,709	441,128	328,428
Change in valuation of contingent payment liability	2,420	6,550	(2,075)	8,200
Impairment of intangibles	—	—	—	1,700
(Loss) / income from operations	(40,258)	46,870	13,241	103,616
Gain on derivative	9,252	—	9,252	—
Interest and other (expense) / income, net	(3,795)	1,354	(2,966)	2,909
(Loss) / income before provision for income taxes	(34,801)	48,224	19,527	106,525
Provision for income taxes	3,911	11,276	16,979	25,015
Net (loss) / income	(38,712)	36,948	2,548	81,510
Less: net income attributable to noncontrolling interest	765	1,572	1,602	2,200
Net (loss) / income attributable to Steven Madden, Ltd.	$(39,477)	$35,376	$946	$79,310

Basic (loss) / income per share	$(0.56)	$0.50	$0.01	$1.10

Diluted (loss) / income per share	$(0.56)	$0.49	$0.01	$1.09

Basic weighted average common shares outstanding	70,870	71,458	70,822	71,875

Diluted weighted average common shares outstanding	70,870	72,004	70,970	72,430

Cash dividends declared per common share	$0.21	$0.21	$0.42	$0.42

STEVEN MADDEN, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

		As of
	June 30, 2025	December 31, 2024	June 30, 2024
	(Unaudited)		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$111,714	$189,924	$180,457
Short-term investments	140	13,484	11,761
Accounts receivable, net of allowances	86,211	45,653	36,624
Factor accounts receivable	289,942	348,659	341,967
Inventories	436,968	257,625	241,643
Prepaid expenses and other current assets	54,002	34,463	28,448
Income tax receivable and prepaid income taxes	18,799	4,887	19,208
Total current assets	997,776	894,695	860,108
Property and equipment, net	104,423	57,388	49,056
Operating lease right-of-use asset	220,089	139,695	143,480
Deposits and other	21,641	22,214	15,553
Deferred tax assets	2,175	610	609
Goodwill	266,602	183,737	183,374
Intangibles, net	282,372	113,432	122,884
Total Assets	$1,895,078	$1,411,771	$1,375,064
LIABILITIES
Current liabilities:
Accounts payable	$235,716	$206,889	$189,772
Accrued expenses and other current liabilities	184,249	142,452	143,127
Operating leases - current portion	56,179	43,172	44,961
Income taxes payable	11,419	6,147	7,204
Current portion of long-term debt	5,625	—	—
Contingent payment liability - current portion	—	—	11,957
Accrued incentive compensation	3,404	15,061	8,909
Total current liabilities	496,592	413,721	405,930
Contingent payment liability - long-term portion	5,490	7,565	9,543
Operating leases - long-term portion	189,404	109,816	112,988
Long-term debt	287,865	—	—
Deferred tax liabilities	38,574	4,628	9,078
Other liabilities	13,790	44	5,169
Total Liabilities	1,031,715	535,774	542,708

STOCKHOLDERS’ EQUITY
Total Steven Madden, Ltd. stockholders’ equity	833,230	847,719	808,279
Noncontrolling interest	30,133	28,278	24,077
Total stockholders’ equity	863,363	875,997	832,356
Total Liabilities and Stockholders’ Equity	$1,895,078	$1,411,771	$1,375,064

STEVEN MADDEN, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended
	June 30, 2025	June 30, 2024
Cash flows from operating activities:
Net income	$2,548	$81,510
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	14,690	12,579
Depreciation and amortization	13,926	9,569
Amortization of debt issuance costs	480	—
Loss on disposal of fixed assets	1	75
Impairment of intangibles	—	1,700
Deferred taxes	—	—
Change in valuation of contingent payment liability	(2,075)	8,200
Other operating activities	(550)	238
Changes, net of acquisitions, in:
Accounts receivable	(7,197)	2,787
Factor accounts receivable	59,110	(22,988)
Inventories	35,004	(10,938)
Prepaid expenses, income tax receivables, prepaid taxes, and other assets	(7,119)	(4,700)
Accounts payable, accrued expenses, and other current liabilities	(31,441)	18,122
Accrued incentive compensation	(11,721)	(3,109)
Leases and other liabilities	(3,126)	756
Net cash provided by operating activities	62,530	93,801
Cash flows from investing activities:
Capital expenditures	(17,516)	(9,272)
Purchases of short-term investments	—	(10,510)
Maturity / sale of short-term investments	13,410	13,485
Acquisition of businesses, net of cash acquired	(386,449)	(4,259)
Other investing activities	(2,196)	371
Net cash used in investing activities	(392,751)	(10,185)
Cash flows from financing activities:
Common stock repurchased and net settlements of stock awards	(8,198)	(75,549)
Proceeds from exercise of stock options	—	749
Borrowings, net of repayments	300,000	—
Financing costs paid	(8,955)	—
Cash dividends paid on common stock	(30,435)	(30,708)
Distribution of noncontrolling interest	(2,946)	—
Net cash provided by / (used in) financing activities	249,466	(105,508)
Effect of exchange rate changes on cash and cash equivalents	2,545	(2,291)
Net decrease in cash and cash equivalents	(78,210)	(24,183)
Cash and cash equivalents – beginning of period	189,924	204,640
Cash and cash equivalents – end of period	$111,714	$180,457

STEVEN MADDEN, LTD. AND SUBSIDIARIES

NON-GAAP RECONCILIATION

(In thousands, except per share amounts)

(Unaudited)

The company uses non-GAAP financial information to evaluate its operating performance and in order to represent the manner in which the company conducts and views its business. Additionally, the company believes the information assists investors in comparing the company’s performance across reporting periods on a consistent basis by excluding items that are not indicative of its core business. The non-GAAP financial information is provided in addition to, and not as an alternative to, the company’s reported results prepared in accordance with GAAP.

Table 1 - Reconciliation of GAAP gross profit to Adjusted gross profit

	Three Months Ended		Six Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024

GAAP gross profit	$226,027	$217,129	$452,294	$441,944
Non-GAAP Adjustments	8,251	126	8,530	333
Adjusted gross profit	$234,278	$217,255	$460,824	$442,277

Table 2 - Reconciliation of GAAP operating expenses to Adjusted operating expenses

	Three Months Ended		Six Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024

GAAP operating expenses	$263,865	$163,709	$441,128	$328,428
Non-GAAP Adjustments	(52,216)	(958)	(59,012)	(1,623)
Adjusted operating expenses	$211,649	$162,751	$382,116	$326,805

Table 3 - Reconciliation of GAAP (loss) / income from operations to Adjusted income from operations

	Three Months Ended		Six Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024

GAAP (loss) / income from operations	$(40,258)	$46,870	$13,241	$103,616
Non-GAAP Adjustments	62,887	7,633	65,467	11,855
Adjusted income from operations	$22,629	$54,503	$78,708	$115,471

Table 4 - Reconciliation of GAAP interest and other (expense) / income, net to Adjusted interest and other (expense) / income, net

	Three Months Ended		Six Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024

GAAP interest and other (expense) / income, net	$(3,795)	$1,354	$(2,966)	$2,909
Non-GAAP Adjustments	840	—	840	—
Adjusted interest and other (expense) / income, net	$(2,955)	$1,354	$(2,126)	$2,909

Table 5 - Reconciliation of GAAP provision for income taxes to Adjusted provision for income taxes

	Three Months Ended		Six Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024

GAAP provision for income taxes	$3,911	$11,276	$16,979	$25,015
Non-GAAP Adjustments	1,117	1,799	1,729	2,793
Adjusted provision for income taxes	$5,028	$13,075	$18,708	$27,808

Table 6 - Reconciliation of GAAP net income attributable to noncontrolling interest to Adjusted net income attributable to noncontrolling interest

	Three Months Ended		Six Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024

GAAP net income attributable to noncontrolling interest	$765	$1,572	$1,602	$2,200
Non-GAAP Adjustments	—	—	—	130
Adjusted net income attributable to noncontrolling interest	$765	$1,572	$1,602	$2,330

Table 7 - Reconciliation of GAAP net (loss) / income attributable to Steven Madden, Ltd. to Adjusted net income attributable to Steven Madden, Ltd.

	Three Months Ended		Six Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024

GAAP net (loss) / income attributable to Steven Madden, Ltd.	$(39,477)	$35,376	$946	$79,310
Non-GAAP Adjustments	53,357	5,835	55,326	8,931
Adjusted net income attributable to Steven Madden, Ltd.	$13,880	$41,211	$56,272	$88,241

GAAP diluted net (loss) / income per share	$(0.56)	$0.49	$0.01	$1.09

GAAP diluted weighted shares outstanding	70,870	72,004	70,900	72,340

Adjusted diluted net income per share	$0.20	$0.57	$0.79	$1.22

Adjusted diluted weighted average shares outstanding	70,911	72,004	70,970	72,430

Non-GAAP Adjustments include the items below.

For the second quarter of 2025:

●	$8.3 million pre-tax ($6.2 million after-tax) expense in connection with the purchase accounting fair value adjustment of inventory from acquired businesses, included in cost of goods sold.
●	$38.8 million pre-tax ($38.8 million after-tax) expense in connection with acquisition-related compensation paid to management sellers and certain employees of Kurt Geiger, as determined by the institutional shareholders as part of the sellers’ negotiated transaction waterfall, included in operating expenses.
●	$8.1 million pre-tax ($8.9 million after-tax) expense in connection with an acquisition and formation of joint ventures, included in operating expenses.
●	$4.7 million pre-tax ($3.6 million after-tax) expense in connection with legal settlements and related fees, included in operating expenses.
●	$0.5 million pre-tax ($0.4 million after-tax) expense in connection with severances and related charges, included in operating expenses.
●	$2.4 million pre-tax ($1.8 million after-tax) net expense in connection with the change in valuation of contingent payment liabilities related to the acquisitions of Almost Famous and ATM.
●	$9.3 million pre-tax ($7.1 million after-tax) benefit in connection with the settlement of a foreign exchange hedging contract entered into as part of the company’s acquisition of Kurt Geiger.
●	$0.8 million pre-tax ($0.6 million after-tax) expense in connection with the write-off of unamortized debt issuance costs associated with the replacement of the company’s previous revolving credit facility, included in interest expense.

For the second quarter of 2024:

●	$0.1 million pre-tax ($0.1 million after-tax) expense in connection with the purchase accounting fair value adjustment of inventory from acquired businesses, included in cost of goods sold.
●	$1.0 million pre-tax ($0.7 million after-tax) expense in connection with an acquisition and formation of joint ventures, included in operating expenses.
●	$6.6 million pre-tax ($5.0 million after-tax) expense in connection with the change in valuation of a contingent consideration in connection with the acquisition of Almost Famous.

Contact

Steven Madden, Ltd.

VP of Corporate Development & Investor Relations

Danielle McCoy

718-308-2611

InvestorRelations@stevemadden.com